                                                              FORM 10-QSB




     UNIVERSAL FRANCHISE OPPORTUNITIES CORP. AND SUBSIDIARIES

                          EXHIBIT 11(a)
         SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                         For the nine months ended
                                                              September 30,
                                                       -------------------------------
                                                          1995                 1994
                                                          ----                 ----

               PRIMARY
               -------
               Income (loss) from continuing
                 operations                          ($   728,131)         ($1,293,675)


               Income (loss) from discontinued
                 operations                          ($   241,499)          $   25,376
                                                      -----------           ----------

               Net income (loss)                     ($   969,630)         ($1,268,299)
                                                      ===========           ==========


               Weighted average number of common
                 shares outstanding during the
                 period                                 2,812,980            2,812,980
                                                      ===========           ==========

               Primary income (loss) per common
                 share-continuing operations         ($      0.26)         ($     0.46)


               Primary income (loss) per common
                 share-discontinued operations       ($      0.08)          $     0.01
                                                      -----------           ----------

               Primary income (loss) per common
                 share                               ($      0.34)         ($     0.45)
                                                      ===========           ==========